Exhibit 99.1
HERTZ GLOBAL HOLDINGS REPORTS
STRONG QUARTERLY RESULTS
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•Total revenues of $2.2 billion, up 19% from second quarter 2021
•Net income of $605 million, or $1.13 per diluted share
•Company reports records for both Adjusted Corporate EBITDA of $860 million and Adjusted Corporate EBITDA Margin of 39%
•Corporate liquidity of $3.8 billion at September 30th, including $2.7 billion in unrestricted cash, compared to $3.0 billion at second quarter-end
•Company recently announced transformative initiatives with Tesla, Uber, and Carvana, positioning Hertz to play a central role in the modern mobility ecosystem
•Hertz continues to build strong momentum since emergence with a focus on technology investments to reimagine the customer experience and optimize revenue

ESTERO, Fla, October 28, 2021–Hertz Global Holdings, Inc.(OTCPK: HTZZ; OTCPK: HTZZW) ("Hertz", "Hertz Global" or the "Company") today announced financial results for the third quarter of 2021.

For the third quarter 2021, the Company generated total revenues of $2.2 billion, reflecting the continued rebound in leisure travel and tight fleet inventory as Hertz executes against its strategic roadmap. While volume continued to be lower compared to 2019 levels, these headwinds were partially mitigated by improvements in pricing power. Adjusted Corporate EBITDA reached a record $860 million and the Company achieved a record 39% margin for the third quarter, reflecting the team’s dedication to continued operational improvement since completing the restructuring. Importantly, top- and bottom-line results were not meaningfully impacted in an incremental manner by the Delta Variant.

“Hertz delivered another solid quarter, which puts us in a position of strength as we create the new Hertz and lead the future of mobility and travel,” said Mark Fields, Hertz's Interim Chief Executive Officer. “We see the opportunity for profitable growth by building on our iconic brand and global fleet management expertise, and combining it with new technology and new investments in electrification, shared mobility and a digital, customer-first experience.”

AMERICAS RENTAL CAR ("AMERICAS RAC") SUMMARY
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Americas RAC	Three Months Ended September 30,			Percent Inc/(Dec) 2021 vs. 2020	Percent Inc/(Dec) 2021 vs. 2019
($ in millions, except where noted)	2021	2020	2019
Total revenues	$1,914	$892	$2,066	NM	(7)%

Adjusted EBITDA	$830	$(11)	$298	NM	NM
Adjusted EBITDA Margin	43%	(1)%	14%

Average Vehicles (in whole units)	387,368	389,605	591,327	(1)%	(34)%
Vehicle Utilization	78%	52%	80%
Transaction Days (in thousands)	27,627	18,579	43,289	49%	(36)%
Total RPD (in whole dollars)(1)	$69.25	$48.07	$47.78	44%	45%
Total RPU Per Month (in whole dollars)(1)	$1,646	$764	$1,166	NM	41%
Depreciation Per Unit Per Month (in whole dollars)	$21	$161	$246	(87)%	(91)%
(1)    Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.
NM - Not meaningful

Americas RAC third quarter 2021 revenues reflect upward pricing trends due to management's structural improvements, positive momentum in domestic travel and industry-wide fleet constraints. Americas RAC record Adjusted EBITDA of $830 million and record margin of 43% reflect the impact of strong pricing, disciplined fleet management and the Company's execution of cost reductions.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended September 30,			Percent Inc/(Dec) 2021 vs. 2020	Percent Inc/(Dec) 2021 vs. 2019
($ in millions, except where noted)	2021	2020	2019
Total revenues	$312	$227	$598	38%	(48)%

Adjusted EBITDA	$78	$(34)	$86	NM	(9)%
Adjusted EBITDA Margin	25%	(15)%	14%

Average Vehicles (in whole units)	86,124	90,884	188,196	(5)%	(54)%
Vehicle Utilization	74%	67%	79%
Transaction Days (in thousands)	5,862	5,587	13,741	5%	(57)%
Total RPD (in whole dollars)(1)	$54.81	$42.58	$47.76	29%	15%
Total RPU Per Month (in whole dollars)(1)	$1,244	$872	$1,162	43%	7%
Depreciation Per Unit Per Month (in whole dollars)	$147	$205	$213	(28)%	(31)%
(1)    Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.
NM - Not meaningful

Global travel constraints continue to impact the International RAC business. Management's structural improvements on pricing mitigated the impact of lower volume compared to the third quarter 2019. The Company’s disciplined fleet management and continued execution on productivity contributed to profitability. International RAC Adjusted EBITDA was $78 million, nearly closing the gap to the third quarter 2019 level.

Q4 AND FULL YEAR 2021 GUIDANCE
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The Company's guidance for the fourth quarter and full year 2021 includes Adjusted Corporate EBITDA, a non-GAAP financial measure. The Company believes it is impracticable to provide a reconciliation to the most comparable GAAP measures due to (i) the forward-looking nature of the adjusted measure, (ii) the degree of uncertainty associated with forecasting the reconciling items and amounts, and (iii) providing estimates of the amounts that would be required to reconcile the forecasted adjusted measure to its forecasted GAAP measure would imply a degree of precision that could be confusing or misleading to investors.

The Company forecasts the following:

Hertz Global	2021
Measure	Q4	Full Year
Adjusted Corporate EBITDA	$500 - $600 million	$2.0 - $2.1 billion
Total Revenue Per Unit Per Month	$1,355 - $1,445	$1,400 - $1,430
Depreciation Per Unit Per Month	$60 - $70	$95 - $105
Liquidity at December 31, 2021	$3.9 - $4.1 billion	$3.9 - $4.1 billion

LIQUIDITY AND CAPITAL RESOURCES
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The Company completed its restructuring in June 2021 with significantly lower non-vehicle debt levels relative to its pre-restructuring balance sheet. At September 30, 2021 the Company had $1.5 billion in outstanding non-vehicle debt, comprised of a $1.3 billion Term B Loan and a $245 million Term C Loan that will support the issuance of letters of credit. In addition, the Company has a $1.3 billion first lien revolving credit facility ("First Lien RCF"). At September 30, 2021, the Company had $366 million of letters of credit outstanding and no borrowings outstanding under the First Lien RCF. The Company has no material non-vehicle debt maturities until 2026.

The Company's liquidity position totaled $3.8 billion at September 30, 2021, comprised of $2.7 billion in unrestricted cash and $1.1 billion of availability under the First Lien RCF.

The Company also refinanced its ABS program with $2.8 billion of committed funding under a 2-year, floating rate syndicated bank sponsored Variable Funding Rental Car Asset Backed Notes, of which $2.3 billion was drawn at September 30, 2021. The Company also issued $4.0 billion in Fixed Rate Rental Car Asset Backed Notes split evenly between 3- and 5-year maturities. The overall cost of the ABS funding in the United States is currently below 2.0%.

ADDITIONAL MANAGEMENT COMMENTARY
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Recorded audio commentary on Hertz's third quarter 2021 results from Mark Fields, Interim CEO, and Kenny Cheung, CFO is available at the Company’s IR website at https://ir.hertz.com/events-presentations.

RESULTS OF THE HERTZ CORPORATION
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The Company's operating subsidiary, The Hertz Corporation ("Hertz Corp."), posted the same revenues as the Company for the third quarter of 2021 and 2020, and for the nine months ended September 30, 2021 and 2020. Hertz Corp.'s third quarter 2021 pre-tax income was $752 million versus the Company's pre-tax income of $768 million. The difference between Hertz Corp.'s and the Company's GAAP results is due to a $16 million change in fair value of the Company's Public Warrants in the third quarter of 2021. For the nine months ended September 30, 2021, Hertz Corp.'s pre-tax income was $968 million versus the Company's pre-tax income of $820 million. The difference between Hertz Corp.'s and the Company's GAAP results is due to a $164 million backstop fee associated with a rights offering offered by the Company in the second quarter of 2021 offset by a $16 million change in fair value of the Company's Public Warrants in the third quarter of 2021. Hertz Corp. and the Company's pre-tax loss were the same for the third quarter of 2020. For the nine months ended September 30, 2020, Hertz Corp.'s pre-tax loss was $1.8 billion versus the Company's pre-tax loss of $1.7 billion resulting primarily from Hertz Corp.'s write off in the second quarter of 2020 of $133 million due from the Company. The non-GAAP profitability metrics for Hertz Corp. are materially the same as those for Hertz for the third quarter 2021 and 2020, and for the nine months ended September 30, 2021 and 2020.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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The selected financial data of Hertz are set forth on page 7 of this release. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures.

In the second quarter of 2021, the Company revised its reportable segments to combine its Canada, Latin America and Caribbean operations with the U.S. and renamed its U.S. Rental Car segment Americas Rental Car ("Americas RAC"). As a result, those operations will no longer be reported in the International RAC segment. Accordingly, prior periods have been recast to conform with the revised presentation. Additionally, in the second quarter of 2021, the Company added a financial statement line item for non-vehicle depreciation and amortization to better align with current industry practice. In the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. For the revisions noted above, prior periods have been restated to conform with the revised presentation. Refer also to Supplemental Schedule IV.

Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

Financial data included in this release are derived from our unaudited condensed consolidated financial statements for the three months ended September 30, 2021, which are included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC and on the Hertz website, IR.Hertz.com. We have prepared the unaudited condensed consolidated financial statements on the same basis as we have prepared our audited consolidated financial statements. The unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, that management considered necessary for a fair statement of our financial position, results of operations and cash flows for the quarter. The Company's historical results are not necessarily indicative of the results to be expected for any future period. Financial data included in this release are qualified by reference to and should be read in conjunction with the Company's unaudited condensed consolidated financial statements and related notes which are included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things: the impact of the Company’s recent emergence from Chapter 11 on the Company's business and relationships; levels of travel demand, particularly with respect to business and leisure travel in the U.S. and in global markets; the length and severity of COVID-19 and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of COVID-19 and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when COVID-19 subsides; the Company's ability to implement its business strategy including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem; the Company's ability to attract and retain key personnel following its emergence from bankruptcy; the Company's ability to utilize its net operating loss carryforwards and built-in-losses as a result of its emergence from bankruptcy; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; the Company's ability to retain and increase customer loyalty and market share; increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its present level of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its First Lien Credit Agreement and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, escalation of hostilities, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company's ability to successfully implement any strategic transactions; the Company's ability to achieve anticipated cost savings from on-going strategic initiatives; the impact on the value of or interest earned on, any LIBOR-based marketable securities, fleet leases, loans and derivatives as a result of changes to the LIBOR reference rate; the Company’s ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost as a result of the continuing global chip manufacturing shortage and other raw material supply constraints; the impact of the global chip shortage and other raw material supply constraints on asset acquisition costs, resulting depreciation expense and ultimately the residual values on the disposition of vehicles in the Company's fleet; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with potential litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels and inability to collect on subrogation claims; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; the Company's ability to manage its relationships with unions; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates; and other risks and uncertainties described from time to time in periodic and current reports that it files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations	Hertz Media Relations
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,		As a Percentage of Total Revenues		Nine Months Ended September 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues	$2,226	$1,268	100%	100%	$5,387	$4,023	100%	100%
Expenses:
Direct vehicle and operating	1,131	779	51%	61%	2,855	2,624	53%	65%
Depreciation of revenue earning vehicles and lease charges	61	347	3%	27%	420	1,632	8%	41%
Depreciation and amortization of non-vehicle assets	49	58	2%	5%	153	168	3%	4%
Selling, general and administrative	177	138	8%	11%	498	506	9%	13%
Interest expense, net:
Vehicle	41	110	2%	9%	243	360	5%	9%
Non-vehicle	22	17	1%	1%	157	118	3%	3%
Total interest expense, net	63	127	3%	10%	400	478	7%	12%
Technology-related intangible and other asset impairments	—	—	—%	—%	—	193	—%	5%
Other (income) expense, net	(7)	—	—%	—%	(20)	(15)	—%	—%
Reorganization items, net	—	78	—%	6%	677	101	13%	3%
(Gain) from the sale of a business	—	—	—%	—%	(400)	—	(7)%	—%
Change in fair value of Public Warrants	(16)	—	(1)%	—%	(16)	—	—%	—%
Total expenses	1,458	1,527	65%	NM	4,567	5,687	85%	NM
Income (loss) before income taxes	768	(259)	35%	(20)%	820	(1,664)	15%	(41)%
Income tax (provision) benefit	(160)	36	(7)%	3%	(193)	232	(4)%	6%
Net income (loss)	608	(223)	27%	(18)%	627	(1,432)	12%	(36)%
Net (income) loss attributable to noncontrolling interests	(3)	1	—%	—%	(1)	7	—%	—%
Net income (loss) attributable to Hertz Global	605	(222)	27%	(18)%	626	(1,425)	12%	(35)%
Dividends on Series A Preferred Stock	(34)	—	(2)%	—%	(34)	—	(1)%	—%
Net income (loss) available to Hertz Global common stockholders	$571	$(222)	26%	(18)%	$592	$(1,425)	11%	(35)%
Weighted-average number of shares outstanding:
Basic	471	156			264	148
Diluted	490	156			270	148
Earnings (loss) per share:
Basic	$1.21	$(1.42)			$2.25	$(9.65)
Diluted	$1.13	$(1.42)			$2.14	$(9.65)

Adjusted Net Income (Loss)(a)	$587	$(68)			$945	$(827)
Adjusted Diluted Earnings (Loss) Per Share(a)	$1.20	$(0.44)			$3.50	$(5.60)
Adjusted Corporate EBITDA(a)	$860	$(26)			$1,502	$(855)
NM - Not meaningful
(a)Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended September 30, 2021					Three months ended September 30, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Total revenues:	$1,914	$312	$—	$—	$2,226	$892	$227	$149	$—	$1,268
Expenses:
Direct vehicle and operating	960	173	—	(2)	1,131	622	155	5	(3)	779
Depreciation of revenue earning vehicles and lease charges	24	37	—	—	61	188	53	106	—	347
Depreciation and amortization of non-vehicle assets	42	3	—	4	49	47	5	2	4	58
Selling, general and administrative	72	27	—	78	177	46	54	$6	32	138
Interest expense, net:
Vehicle	33	8	—	—	41	79	19	12	—	110
Non-vehicle	(4)	2	—	24	22	(1)	1	1	16	17
Total interest expense, net	29	10	—	24	63	78	20	13	16	127
Technology-related intangible and other asset impairments	—	—	—	—	—	—	—	—	—	—
Other (income) expense, net	(2)	(1)	—	(4)	(7)	—	—	—	—	—
Reorganization items, net	—	—	—	—	—	1	—	—	77	78
(Gain) from the sale of a business	—	—	—	—	—	—	—	—	—	—
Change in fair value of Public Warrants	—	—	—	(16)	(16)	—	—	—	—	—
Total expenses	1,125	249	—	84	1,458	982	287	132	126	1,527
Income (loss) before income taxes	$789	$63	$—	$(84)	768	$(90)	$(60)	$17	$(126)	(259)
Income tax (provision) benefit					(160)					36
Net income (loss)					608					(223)
Net (income) loss attributable to noncontrolling interests					(3)					1
Net income (loss) attributable to Hertz Global					605					(222)
Preferred stock dividend accretion					(34)					—
Net income (loss) attributable to Hertz Global common stockholders					$571					$(222)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Nine Months Ended September 30, 2021					Nine Months Ended September 30, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Total revenues:	$4,524	$727	$136	$—	$5,387	$2,857	$678	$488	$—	$4,023
Expenses:
Direct vehicle and operating	2,394	452	5	4	2,855	2,113	503	13	(5)	2,624
Depreciation of revenue earning vehicles and lease charges	314	106	—	—	420	1,080	200	352	—	1,632
Depreciation and amortization of non-vehicle assets	130	12	2	9	153	136	14	7	11	168
Selling, general and administrative	191	97	10	200	498	229	130	12	135	506
Interest expense, net:
Vehicle	182	49	12	—	243	265	61	34	—	360
Non-vehicle	(9)	3	1	162	157	(69)	(1)	(7)	195	118
Total interest expense, net	173	52	13	162	400	196	60	27	195	478
Technology-related intangible and other asset impairments	—	—	—	—	—	—	—	—	193	193
Other (income) expense, net	(8)	(2)	—	(10)	(20)	(22)	4	—	3	(15)
Reorganization items, net	80	12	(1)	586	677	1	—	—	100	101
(Gain) from the sale of a business	—	—	—	(400)	(400)	—	—	—	—	—
Change in fair value of Public Warrants	—	—	—	(16)	(16)	—	—	—	—	—
Total expenses	3,274	729	29	535	4,567	3,733	911	411	632	5,687
Income (loss) before income taxes	$1,250	$(2)	$107	$(535)	820	$(876)	$(233)	$77	$(632)	(1,664)
Income tax (provision) benefit					(193)					232
Net income (loss)					627					(1,432)
Net (income) loss attributable to noncontrolling interests					(1)					7
Net income (loss) attributable to Hertz Global					626					(1,425)
Preferred stock dividend accretion					(34)					—
Net income (loss) attributable to Hertz Global common stockholders					$592					$(1,425)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2021	2020	2021	2020
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$605	$(222)	$626	$(1,425)
Dividends on Series A Preferred Stock	(34)	—	(34)	—
Net income (loss) available to Hertz Global common stockholders, basic	571	(222)	592	(1,425)
Adjustments:
Income tax provision (benefit)	160	(36)	193	(232)
Vehicle and non-vehicle debt-related charges(a)(n)	12	13	116	43
Technology-related intangible and other asset impairments(b)	—	—	—	193
Restructuring and restructuring related charges(c)	22	7	72	54
Information technology and finance transformation costs(d)	3	8	13	34
Acquisition accounting-related depreciation and amortization(e)	12	14	37	41
Reorganization items, net(f)	—	78	677	101
Pre-reorganization and non-debtor financing charges(g)	1	44	41	89
Gain from the Donlen Sale(h)	—	—	(400)	—
Change in fair value of Public Warrants	(16)	—	(16)	—
Other items(i)(q)	7	4	(81)	(1)
Adjusted pre-tax income (loss)(j)	772	(90)	1,244	(1,103)
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	(185)	22	(299)	276
Adjusted Net Income (Loss)	$587	$(68)	$945	$(827)
Weighted-average number of diluted shares outstanding	490	156	270	148
Adjusted Diluted Earnings (Loss) Per Share(l)	$1.20	$(0.44)	$3.50	$(5.60)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$605	$(222)	626	(1,425)
Adjustments:
Income tax provision (benefit)	160	(36)	193	(232)
Non-vehicle depreciation and amortization(m)	49	58	153	168
Non-vehicle debt interest, net of interest income(n)	22	17	157	118
Vehicle debt-related charges(a)(o)	8	13	62	37
Technology-related intangible and other asset impairments(b)	—	—	—	193
Restructuring and restructuring related charges(c)	22	7	72	54
Information technology and finance transformation costs(d)	3	8	13	34
Reorganization items, net(f)	—	78	677	101
Pre-reorganization and non-debtor financing charges(g)	1	44	41	89
Gain from the Donlen Sale(h)	—	—	(400)	—
Change in fair value of Public Warrants	(16)	—	(16)	—
Other items(i)(p)	6	7	(76)	8
Adjusted Corporate EBITDA	$860	$(26)	$1,502	$(855)

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)In 2020, represents the impairment of technology-related intangible assets and capitalized cloud computing implementation costs. These costs relate to the Company's corporate operations ("Corporate").
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(d)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Corporate.
(e)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(f)Represents charges incurred associated with the Reorganization and emergence from chapter 11, including professional fees. The charges relate primarily to Corporate. Hertz Corporation reorganization expenses for the nine months ended September 30, 2021 was $513 million, respectively. The difference is due to a $164 million Backstop fee.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Professional fees and other bankruptcy related costs	$—	$78	$257	$101
Loss on extinguishment of debt	—	—	191	—
Backstop fee	—	—	164	—
Breakup fee	—	—	77	—
Contract settlements	—	—	25	—
Cancellation of share-based compensation grants	—	—	(10)	—
Net gain on settlement of liabilities subject to compromise	—	—	(22)	—
Other, net	—	—	(5)	—
Reorganization items, net	$—	$78	$677	$101
(g)Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For the three months ended September 30, 2021, $1 million incurred by Corporate, and for the nine months ended September charges incurred were $17 million, $17 million, $5 million and $2 million in Corporate, Americas RAC, International RAC and All other operations, respectively. For Americas RAC, International RAC, Corporate and All other operations charges incurred for the three months ended September 30, 2020 are $18 million, $14 million, $9 million and $3 million, respectively, and for the nine months ended September 30, 2020 are $33 million, $16 million, $37 million and $3 million, respectively.
(h)Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(i)Represents miscellaneous items. In 2021, includes $100 million due to the suspension of depreciation during the first half of the year for the Donlen leasing and fleet management operations while classified as held for sale in All other operations, partially offset by letter of credit fees recorded in the first half of the year in Corporate and charges for a multiemployer pension plan withdrawal liability recorded in the first quarter in Corporate. In 2020, includes a $20 million gain on the sale of non-vehicle capital assets in Americas RAC, which was recorded in the first quarter, partially offset by second quarter charges of $18 million for losses associated with certain vehicle damages in Americas RAC.

(j)Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Direct vehicle and operating	$(14)	$(14)	$45	$(83)
Selling, general and administrative	(22)	(38)	(91)	(104)
Interest expense, net:
Vehicle	(8)	(34)	(81)	(73)
Non-vehicle	(4)	—	(54)	(6)
Total interest expense, net	(12)	$(34)	$(135)	(79)
Intangible and other asset impairments	—	—	—	(193)
Other income (expense), net	(9)	(4)	(17)	6
Reorganization items, net	—	(78)	(677)	(101)
Gain from the Donlen Sale	—	—	400	—
Change in fair value of Public Warrants	$16	$—	$16	$—
Total adjustments	$(41)	$(168)	$(459)	$(554)

(k)Derived utilizing a combined statutory rate of 24% and 25% for the three and nine months ended September 30, 2021 and 2020, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(l)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended September 30, 2021 was $42 million, $3 million and $4 million, respectively. For the three months ended September 30, 2020 was $47 million, $5 million, $2 million and $4 million for Americas RAC, International RAC, All other operations and Corporate, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC, All other operations and Corporate for the nine months ended September 30, 2021 were $130 million, $12 million, $2 million and $9 million, respectively, and for the nine months ended September 30, 2020 were $136 million, $14 million, $7 million and $11 million, respectively.
(n)In 2021, includes $8 million of loss on extinguishment of debt associated with the payoff and termination of non-vehicle debt in Corporate in the second quarter of 2021.
(o)Vehicle debt-related charges for Americas RAC and International RAC for the three months ended September 30, 2021 were $6 million and $2 million, respectively. For the three months ended September 30, 2020 vehicle debt-related charges for Americas RAC, International RAC and All other operations were $9 million, $3 million and $1 million, respectively. Vehicle debt-related charges for Americas RAC, International RAC and All other operations for the nine months ended September 30, 2021 were $48 million, $12 million and $2 million, respectively, and for the nine months ended September 30, 2020 were $23 million, $11 million and $3 million, respectively.
(p)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.
(q)Also includes letter of credit fees recorded in the third quarter of 2021 in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

Americas RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$1,914	$892		$4,524	$2,857
Foreign currency adjustment(a)	(1)	1		(2)	2
Total Revenues - adjusted for foreign currency	$1,913	$893		$4,522	$2,859
Transaction Days (in thousands)	27,627	18,579		72,870	64,262
Total RPD (in whole dollars)(c)	$69.25	$48.07	44%	$62.06	$44.49	39%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,913	$893		$4,522	$2,859
Average Vehicles (in whole units)	387,368	389,605		346,032	480,700
Total revenue per unit (in whole dollars)	$4,938	$2,292		$13,068	$5,948
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(c)	$1,646	$764	NM	$1,452	$661	NM

Vehicle Utilization
Transaction Days (in thousands)	27,627	18,579		72,870	64,262
Average Vehicles (in whole units)	387,368	389,605		346,032	480,700
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	35,638	35,844		94,467	131,712
Vehicle Utilization(b)	78%	52%		77%	49%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$24	$188		$314	$1,080
Foreign currency adjustment(a)	—	—		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	24	188		314	1,081
Average Vehicles (in whole units)	387,368	389,605		346,032	480,700
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$62	$483		$907	$2,249
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$21	$161	(87)%	$101	$250	(60)%
NM - Not meaningful
(a)Based on December 31, 2020 foreign exchange rates
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$312	$227		$727	$678
Foreign currency adjustment(a)	9	11		11	60
Total Revenues - adjusted for foreign currency	$321	$238		$738	$738
Transaction Days (in thousands)	5,862	5,587		15,153	17,551
Total RPD (in whole dollars)(c)	$54.81	$42.58	29%	$48.68	$42.12	16%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$321	$238		$738	$738
Average Vehicles (in whole units)	86,124	90,884		74,721	112,445
Total revenue per unit (in whole dollars)	$3,727	$2,619		$9,877	$6,563
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(c)	$1,244	$872	43%	$1,097	$730	50%

Vehicle Utilization
Transaction Days (in thousands)	5,862	5,587		15,153	17,551
Average Vehicles (in whole units)	86,124	90,884		74,721	112,445
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	7,923	8,361		20,399	30,810
Vehicle Utilization(b)	74%	67%		74%	57%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$37	$53		$106	$200
Foreign currency adjustment(a)	1	3		2	20
Adjusted depreciation of revenue earning vehicles and lease charges	$38	$56		$108	$220
Average Vehicles (in whole units)	86,124	90,884		74,721	112,445
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$441	$616		$1,445	$1,957
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$147	$205	(28)%	$161	$217	(26)%

(a)Based on December 31, 2020 foreign exchange rates
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$2,226	$1,119		$5,251	$3,535
Foreign currency adjustment(a)	8	12		9	62
Total Revenues - adjusted for foreign currency	$2,234	$1,131		$5,260	$3,597
Transaction Days (in thousands)	33,489	24,166		88,023	81,813
Total RPD (in whole dollars)(c)	$66.72	$46.80	43%	$59.75	$43.98	36%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,234	$1,131		$5,260	$3,597
Average Vehicles (in whole units)	473,492	480,489		420,753	593,145
Total revenue per unit (in whole dollars)	$4,718	$2,354		$12,501	$6,064
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(c)	$1,573	$785	100%	$1,389	$674	NM

Vehicle Utilization
Transaction Days (in thousands)	33,489	24,166		88,023	81,813
Average Vehicles (in whole units)	473,492	480,489		420,753	593,145
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	43,561	44,205		114,866	162,522
Vehicle Utilization(b)	77%	55%		77%	50%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$61	$241		$420	$1,280
Foreign currency adjustment(a)	1	3		2	21
Adjusted depreciation of revenue earning vehicles and lease charges	$62	$244		$422	$1,301
Average Vehicles (in whole units)	473,492	480,489		420,753	593,145
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$131	$508		$1,003	$2,193
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$44	$169	(74)%	$111	$244	(55)%
Note: Worldwide Rental Car represents Americas RAC and International RAC segment information on a combined basis and excludes All other operations, which is primarily comprised of the Company's former Donlen leasing operations, and Corporate.

(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.

Supplemental Schedule IV

HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
__________________________________________________________________________________

	Three Months Ended September 30, 2020
(In millions)	U.S. RAC	Adjustments(a)	Americas RAC	International RAC (historical segmentation)	Adjustments(a)	International RAC (new segmentation)
Total revenues:	$866	$26	$892	$253	$(26)	$227
Expenses:
Direct vehicle and operating	648	(26)	622	179	(24)	155
Depreciation of revenue earning vehicles and lease charges	182	6	188	59	(6)	53
Depreciation and amortization of non-vehicle assets	—	47	47	—	5	5
Selling, general and administrative	46	—	46	56	(2)	54
Interest expense, net:
Vehicle	77	2	79	21	(2)	19
Non-vehicle	(1)	—	(1)	1	—	1
Total interest expense, net	76	2	78	22	(2)	20
Technology-related intangible and other asset impairments	—	—	—	—	—	—
(Gain) from the sale of a business	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Reorganization items, net	1	—	1	—	—	—
Total expenses	953	29	982	316	(29)	287
Income (loss) before income taxes	$(87)	$(3)	$(90)	$(63)	$3	$(60)

Adjusted EBITDA	$(10)	$(1)	$(11)	$(35)	$1	$(34)
Adjusted EBITDA Margin	(1)%	(4)%	(1)%	(14)%	(4)%	(15)%
					0
Average Vehicles (in whole units)	376,443	13,162	389,605	104,045	(13,162)	90,884
Vehicle Utilization	52%	50%	52%	65%	(50)%	67%
Transaction Days (in thousands)	17,971	607	18,579	6,194	(607)	5,587
Total RPD (in whole dollars)(b)(c)	$46.27	$46.45	$48.07	$42.78	$(44.60)	$42.58
Total RPU Per Month (in whole dollars)(b)(c)	$736	$715	$764	$849	$(686)	$872
Depreciation Per Unit Per Month (in whole dollars)(b)	$161	$146	$161	$197	$(146)	$205

(a)Reflects the adjustments related to (i) the revision of the Company's reportable segments to include Canada, Latin America and the Caribbean in its Americas RAC segment, (ii) the callout of non-vehicle depreciation and amortization on a separate line in the income statement, and (iii) the inclusion of ancillary retail vehicle sales revenues as discussed below.
(b)Based on December 31, 2020 foreign exchange rates.
(c)Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.

Supplemental Schedule IV (continued)

HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
__________________________________________________________________________________

	Three Months Ended September 30, 2019
(In millions)	U.S. RAC	Adjustments(a)	Americas RAC	International RAC (historical segmentation)	Adjustments(a)	International RAC (new segmentation)
Total revenues:	$1,962	$104	$2,066	$702	$(104)	$598
Expenses:
Direct vehicle and operating	1,099	14	1,113	386	(57)	329
Depreciation of revenue earning vehicles and lease charges	420	17	437	126	(17)	109
Depreciation and amortization of non-vehicle assets	—	40	40	—	6	6
Selling, general and administrative	125	2	127	60	(5)	55
Interest expense, net:
Vehicle	93	3	96	27	(3)	24
Non-vehicle	(49)	1	(48)	(1)	(1)	(2)
Total interest expense, net	44	4	48	26	(4)	22
Technology-related intangible and other asset impairments	—	—	—	—	—	—
(Gain) from the sale of a business	—	—	—	—	—	—
Other (income) expense, net	(3)	—	(3)	1	—	1
Reorganization items, net	—	—	—	—	—	—
Total expenses	1,685	77	1,762	599	(77)	522
Income (loss) before income taxes	$277	$27	$304	$103	$(27)	$76

Adjusted EBITDA	$269	$29	$298	$115	$(29)	$86
Adjusted EBITDA Margin	14%	28%	14%	16%	28%	14%

Average Vehicles (in whole units)	566,229	25,098	591,327	213,294	(25,098)	188,196
Vehicle Utilization	79%	82%	80%	80%	(82)%	79%
Transaction Days (in thousands)	41,399	1,890	43,289	15,631	(1,890)	13,741
Total RPD (in whole dollars)(b)(c)	$46.67	$56.97	$47.78	$48.79	$(56.28)	$47.76
Total RPU Per Month (in whole dollars)(b)(c)	$1,137	$1,024	$1,166	$1,192	$(1,008)	$1,162
Depreciation Per Unit Per Month (in whole dollars)(b)	$247	$223	$246	$215	$(223)	$213

(a)Reflects the adjustments related to (i) the revision of the Company's reportable segments to include Canada, Latin America and the Caribbean in its Americas RAC segment, (ii) the callout of non-vehicle depreciation and amortization on a separate line in the income statement, and (iii) the inclusion of ancillary retail vehicle sales revenues as discussed below.
(b)Based on December 31, 2020 foreign exchange rates.
(c)Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues. See the full definition and explanation of these key metrics set forth on page 20 of this release.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenues - adjusted for foreign currency

Total Revenues - adjusted for foreign currency represents total revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure that facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Revenues - adjusted for foreign currency to Transaction Days. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Effective during the three months ended September 30, 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice, where prior periods have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "RPU")

Total RPU Per Month represents the amount of average Total Revenues - adjusted for foreign currency per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it measures the proportion of vehicles that are being used to generate revenues relative to fleet capacity.